                                     $315,000,000

                        10 3/8% First Mortgage Notes due 2003

                                          of

                                 Bally's Grand, Inc.
                                 ____________________



                             FIRST SUPPLEMENTAL INDENTURE
                            Dated as of December 19, 1996

                                          To

                                      INDENTURE
                            Dated as of December 15, 1993

                                 ____________________

                            FIRST BANK NATIONAL ASSOCIATION
                                       Trustee

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 19, 1996 (this "Supplemental Indenture") to the Indenture (as defined below) is by and between FIRST BANK NATIONAL ASSOCIATION (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as trustee (the "Trustee") and BALLY'S GRAND, INC., a Delaware corporation (the "Company").

                                       RECITALS

         A. The Company, formerly an indirect subsidiary of Bally Entertainment Corporation, a Delaware corporation ("Bally"), is a party to that certain Indenture, dated as of December 15, 1993 (the "Indenture"), pursuant to which the Company's 10 3/8% First Mortgage Notes due 2003 (hereinafter, the "Securities") were originally issued.

         B. Section 902 of the Indenture provides that, with the consent of the holders of at least a majority in principal amount of the Outstanding Securities (as defined in the Indenture), the Company and the Trustee may amend the Indenture and the Securities as set forth below.

         C. Pursuant to an Agreement and Plan of Merger, dated as of June 6, 1996, as amended, by and between Hilton Hotels Corporation, a Delaware corporation ("Hilton"), and Bally, on December 18, 1996, Bally merged with and into Hilton (the "Merger"), with Hilton being the surviving corporation in the Merger and as a result thereof, the Company has become an indirect subsidiary of Hilton.

         D. In connection with the Merger, Hilton has offered to purchase any and all of the Securities for cash, upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation dated October 25, 1996 and accompanying Letter of Transmittal and Consent (collectively, the "Offer to Purchase").

         E. Under the terms of the Offer to Purchase, holders that tender Securities in accordance with the terms of the Offer to Purchase and who deliver a duly executed Letter of Transmittal and Consent are deemed to consent to certain amendments to the Indenture which would permanently delete or amend certain of the covenants, events of default and other related provisions of the Indenture (the "Proposed Amendments").

         F. In accordance with the terms of the Indenture, holders of in excess of a majority in principal amount of the Outstanding Securities have tendered their Securities and consented to the Proposed Amendments to be effected by this Supplemental Indenture.

         G. The Company has authorized the execution and delivery of this Supplemental Indenture and the Trustee has received an Opinion of Counsel pursuant to Section 103 of the Indenture and an Officer's Certificate of the Company pursuant to


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Section 103 of the Indenture, and therefore the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture.

         H. All other conditions precedent and requirements necessary to make this Supplemental Indenture when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to the provisions of this Supplemental Indenture becoming operative as provided in
Section 2 below), have been performed and fulfilled.

         NOW, THEREFORE, the parties hereto agree as follows (defined terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture):

1.  AMENDMENTS TO INDENTURE.

    1.1 DELETIONS. Each of the following Sections of the Indenture are hereby deleted in their entirety:

    Section 1007 (Limitation on Indebtedness); Section 1008 (Limitation on Restricted Payments); Section 1009 (Limitation on Transactions with Affiliates); Section 1011 (Restriction on Preferred Stock of Subsidiaries);
    Section 1012 (Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries); Section 1013 (Ownership of Casino Hotel; Other Businesses); Section 1016 (Limitation on Issuance of Guaranties by Subsidiaries); and Section 1018 (Limitation on Lease of Property as an Entirety).

    1.2 AMENDMENTS. The following Sections of the Indenture are hereby amended as set forth below:

         1.2.1 SECTION 501. EVENTS OF DEFAULT. Section 501 of the Indenture is hereby amended by deleting subsections (d), (e), (j) and (k) thereof, replacing the word "25%" with "a majority" and deleting the phrase "or any Material Subsidiary" from the remaining subsections.

         1.2.2 SECTION 502. ACCELERATION OF MATURITY; RESCISSION. Section 502 of the Indenture is hereby amended to replace the word "25%" with "a majority."

         1.2.3 SECTION 703. REPORTS BY COMPANY. Section 703 of the Indenture is hereby amended to read in its entirety as follows:

    "The Company shall:

    (1) file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, the Company shall file with the Trustee within 15 days after it files them with the Commission copies of such reports and documents;


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    (2)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations."

         1.2.4 SECTION 801. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. Section 801 of the Indenture is hereby amended by deleting subsections
(ii), (iii), (iv) and (vi) thereof and renumbering subsection (v) as subsection
(ii) thereof.

         1.2.5     SECTION 1020.  STATEMENT AS TO COMPLIANCE; NOTICE OF
DEFAULT; REPORTING REQUIREMENTS. Section 1020 of the Indenture is hereby amended by restating subsection (a) thereof and amending subsections (b) and (c) to read in its entirety as follows:

    "(a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company and its Subsidiaries are in compliance with all covenants and conditions to be complied with by any of them under this Indenture. For purposes of this Section 1020, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

    (b) If a Default has occurred and is continuing, or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary (other than Indebtedness in the aggregate principal amount of less than $100,000,000) gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within five Business Days of its occurrence.

    (c) The Company shall file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act; the Company shall file with the Trustee within 15 days after it files them with the Commission copies of such reports and documents."

         1.2.6          SECTION 101 DEFINITIONS.  All definitions set forth in
Section 101 of the Indenture that relate to defined terms used solely in sections deleted hereby are deleted in their entirety.

2. CONFIRMATIONS; EFFECTIVENESS. As amended by this Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. The provisions of this Supplemental Indenture shall become operative only upon the Acceptance Date, as defined in the Offer to Purchase. This Supplemental Indenture may be executed in any number of counterparts, each of which counterparts together shall constitute but one and the same instrument.


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3.  TRUST INDENTURE ACT.  If and to the extent that any provision of this
Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which is required to be included in this Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision of the TIA shall control.

4. EXCHANGED SECURITIES. Pursuant to Section 906 of the Indenture, all Notes authenticated and delivered after the date hereof in exchange for or in lieu of any Notes theretofore issued shall have imprinted or stamped thereon a legend in substantially the following form:

              "The Indenture has been amended pursuant to a Supplemental Indenture dated as of December 19, 1996, copies of which are available from the Company or the Trustee."

5. GOVERNING LAW. This Supplemental Indenture shall be deemed governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

6. RIGHTS OF TRUSTEE. Without limiting any other protections or rights afforded the Trustee at law, by contract or otherwise, the Trustee will be entitled to the full benefits afforded by Sections 602 and 603 of the Indenture in connection with its execution and delivery of this Supplemental Indenture.


                                          5

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    IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of the date first written above.

                                  BALLY'S GRAND, INC.,
                                  a Delaware corporation



                                  By:    /s/ David Arrajj
                                     -------------------------------------
                                  Name:  DAVID ARRAJJ
                                       -----------------------------------
                                  Title: Secretary
                                        ----------------------------------


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STATE OF  NEVADA        )
                        ) ss.
COUNTY OF  CLARK        )

On  December 19, 1996   , before me, Denise Barton    , personally appeared
DAVID ARRAJJ                        , personally known to me (or proved to me on
the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


  /s/ Denise Barton                               [SEAL]
----------------------------------
  Notary Public in and for said
        County and State


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

                                       FIRST BANK NATIONAL ASSOCIATION,
                                        as Trustee



                                       By:    /s/ G.M. Carroll
                                          -------------------------------------
                                       Name:  G. M.  Carroll
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

STATE OF ILLINOIS       )
                        ) ss.
COUNTY OF COOK          )

On December 19, 1996      , before me, S. RHODEN          , personally appeared
G. M. Carroll                       , personally known to me (or proved to me on
the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


  /s/ S. Rhoden                                   [SEAL]
----------------------------------
  Notary Public in and for said
        County and State

                                       FIRST BANK NATIONAL ASSOCIATION,
                                        as Trustee



                                       By:    /s/ G.M. Carroll
                                          -------------------------------------
                                       Name:  G. M.  Carroll
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

STATE OF ILLINOIS       )
                        ) ss.
COUNTY OF COOK          )

On December 19, 1996      , before me, S. RHODEN          , personally appeared
G. M. Carroll                       , personally known to me (or proved to me on
the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


  /s/ S. Rhoden                                   [SEAL]
----------------------------------
  Notary Public in and for said
        County and State


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